                                                       Exhibit 10(b)


                      AGREEMENT OF PURCHASE AND SALE


     THIS AGREEMENT is made as of the 30th day of June, 1997, by and between Seller and Purchaser (such parties being hereinafter defined).

                                 ARTICLE I
                                Definitions


     As used in this Agreement, unless the context otherwise requires or is otherwise herein expressly provided, the following terms shall have the following meanings:

1.1  IGC PROPERTY:       (a)  A forty-nine percent (49%) share of the
                              limited partnership interests in Coachman's
                              Limited Partnership, a Maryland limited
                              partnership; and

                         (b) A nine-tenths percent (0.9%) share of the general partnership interests in Coachman's Limited Partnership, a Maryland limited partnership;

1.2  PURCHASER:          Interstate Business Corporation, a corporation
                         organized and existing under the laws of Delaware with an address at:

                         222 Smallwood Village Center
                         St. Charles, MD  20602

1.3  SELLER:             Interstate General Company L.P., a Delaware
                         limited partnership, its assignees, designees, or nominees, with an address at:

                         222 Smallwood Village Center
                         St. Charles, MD  20602

1.4  SETTLEMENT:         The consummation of the sale and purchase provided
                         for in this Agreement to occur as provided in
                         Article VII hereof.

1.5  IGC PARTNERSHIP:    Coachman's Limited Partnership.

1.6  IGC PARTNERSHIP
     AGREEMENT:          The Partnership Agreement under which the IGC
                         Partnership is currently organized.

1.7  APPRAISED VALUE:    In respect to the IGC Property means the value of
                         such property as set forth in Exhibit A hereto.

1.8  APPRAISER:          Robert A. Stanger & Co., Inc.

                                ARTICLE II

                             Sale and Purchase


     2.1 Purchase. For and in consideration of the mutual promises, covenants, representations, warranties, and agreements contained herein:

          (a) Seller shall sell and convey and Purchaser shall purchase the IGC Property; and

          (b) in consideration therefor, Purchaser shall pay to the Seller the amount of One Dollar ($1.00) (the "Purchase Price").

     2.2 Appraisal. The Appraiser has determined that the Purchase Price exceeds the amount which would be distributed to Seller as a Limited and General Partner of the IGC Partnership in the context of liquidation of its Partnership. A copy of the appraisal is attached as Exhibit A hereto.

                                ARTICLE III

                 Representations and Warranties of Seller


     Seller represents and warrants to Purchaser that as of the date of the execution of this Agreement, and as of the date of Settlement:

     3.1 Legal Status. Seller is a limited partnership, organized, validly existing, and in good standing under the laws of Delaware and subject to the performance of Seller of its obligations under Section 6.1 hereof, (i) Seller has the power to enter into this Agreement and to consummate the transactions provided for herein; (ii) the undersigned officers of Seller's general partner have full power, authority and legal right to enter into this Agreement on behalf of Seller; and (iii) no other party has any rights, title or interest in any of the IGC Property.

     3.2 Compliance with Other Instruments, etc. Neither the entering into this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Seller of its limited partnership agreement, or, subject to the performance by Seller of its obligations under Section 6.1 hereof, of any contract or other instrument to which it is a party, or to which it is subject or by which it or any of its assets or properties may be bound.

     3.3 Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result, subject to the performance by Seller of its obligations under
Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other government instrumentality, which would prevent the consummation of the transactions contemplated by this Agreement or which would become a cloud on the title of the IGC Property or any portion thereof or which questions the validity or enforceability of the transactions contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation of, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Seller and its compliance with the provisions hereof and the consummation of the transactions contemplated hereby except as provided in Section 6.1 hereof.

     3.4  The IGC Property.

          (a)  The percentages of partnership interest of the IGC
Partnership and the persons or entities owning the same are, and shall be immediately prior to Settlement, as set forth on Exhibit B hereto.

          (b) Seller shall have delivered to the Purchaser at or prior to Settlement copies of all of the documents, agreements and other items and materials required to be delivered by Seller hereunder and there have not been and will not be pending as of Settlement any changes thereto or amendments thereof without the prior written approval of Purchaser.

          (c) The partnership interests as shown on Exhibit B are fully paid and non-assessable. Seller has good and marketable title to the IGC Property and, subject to performance by Seller of its obligations under
Section 6.1 hereof, has the sole and entire right, power, capacity and authority to (i) enter into this Agreement and to sell, deliver, convey, assign and transfer all right, title and interest in and to the IGC Property, free and clear of any option, call, contract, commitment, demand, lien, claim, pledge, charge, security interest, or encumbrance whatsoever, and (ii) to vest in Purchaser good and marketable title to the IGC Property, free and clear of all liens, encumbrances and adverse claims whatsoever. Seller has not granted any option or otherwise made any commitment to any person to sell, exchange, transfer or dispose of any of the IGC Property, other than as set forth in this Agreement.

          (d) There will not be pending or threatened on the Settlement date any litigation, proceeding or investigation which may result in any material adverse change in the final valuation of the IGC Property, and Seller does not know of any basis for any such litigation, proceeding or investigation.

          (e) Except as disclosed to the Purchaser to the best of Seller's knowledge, Seller is not in violation of any order, judgment, law, statute, regulation or ordinance.

          (f) Neither the execution and delivery of this Agreement nor the sale of the IGC Property hereunder will, subject to the performance by Seller of its obligations under Section 6.1 hereof, violate any provision of, or result in the acceleration of any obligation under, any security, mortgage, note, debenture, loan, lease, agreement, instrument, order, judgment or decree to which either the Seller or the IGC Partnership is a party or by which either the Sellers or the IGC Partnership is bound.

          (g) The board of directors of the managing general partner of Seller has duly approved the transactions contemplated by this Agreement and has authorized the execution and delivery of this Agreement by the officers of Seller who are executing this Agreement and have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein.

          (h) There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve the Seller or IGC Partnership.

          (i) Between the date hereof and Settlement, Purchaser or its agents shall be given complete and unlimited access to the records of Seller relating to the IGC Property.

          (j) All federal, state and local income, withholding, sales, franchise and other taxes due or payable by the Seller with respect to the IGC Property have been paid by the Seller and all returns due with respect thereto have been filed. Seller does hereby indemnify and hold harmless Purchaser against any loss, cost, damage or expense arising from nonpayment of any taxes whatsoever owed by the Seller or which may be assessed against the Seller for periods prior to Settlement.

          (k) No representation, warranty or covenant by Seller or in this Agreement, or any statement, certificate or schedule made, furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (l) Notwithstanding any investigation or audit conducted before or after Settlement, and notwithstanding any facts or circumstances which any party may have obtained or discovered as a result of such investigation, audit or otherwise, the parties shall be entitled to rely upon the representations and warranties set forth herein.

     3.5 Violations. To the best of Seller's knowledge, there are no violations of, and Seller has received no notice or other record of any violations of, any federal, district or municipal laws, ordinances, orders, regulations and requirements affecting the IGC Property or any portion thereof.

                                ARTICLE IV

                Representations and Warranties of Purchaser


     Purchaser represents and warrants to Seller that as of the date of the execution of this Agreement, and as of the date of Settlement:

     4.1 Legal Status. (i) Purchaser is a corporation organized, validly existing, and in good standing under the laws of Delaware; (ii) Purchaser has the power to enter into this Agreement and to perform its obligations as provided for herein; and (iii) the undersigned have full power, authority and legal right to enter into this Agreement on behalf of Purchaser, and to consummate the transaction provided for herein.

     4.2 Compliance with Other Instruments, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Purchaser of its limited partnership agreement or other corporate documents, or, subject to the performance by Seller of its obligations under Section 6.1 hereof, of any contract or other instrument to which it is a party, or to which it is subject or by which it or any of its assets or properties may be bound.

     4.3 Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Purchaser of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result, subject to the performance by Purchaser of its obligations under
Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other government instrumentality, which would prevent the consummation of the transactions contemplated by this Agreement or which would become a cloud on the title of the IGC Property or any portion thereof or which questions the validity or enforceability of the transactions contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation of, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Purchaser and its compliance with the provisions hereof and consummation of the transactions contemplated hereby except as provided in Section 6.1 hereof.

     4.4 No Violation. The Purchaser is not in violation of any order, judgment, law, statute, regulation or ordinance.

     4.5 Authorization. The Board of Directors of Purchaser have duly approved the transactions contemplated by this Agreement and have authorized the execution and delivery of this Agreement by the undersigned on behalf of Purchaser.

     4.6 No Liquidation. There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve the Purchaser.


                                 ARTICLE V

      Survival of Representations and Warranties; Further Assurances


     5.1 Survival and Merger. The representations and warranties set forth in Article III and IV of this Agreement shall be deemed to have been made again on and as of the date of Settlement and shall then be true and correct and shall remain operative and shall survive the Settlement and the execution, delivery and recordation of the Instruments of Conveyance and shall not be merged therein. Purchaser shall have the right to exercise any and all legal and equitable rights and remedies for any breach of Seller's representations and warranties hereunder which are disclosed after Settlement.

     5.2  Further assurances; Hold Harmless.

          (a) Seller agrees that, upon request of Purchaser, it shall (or direct the officers and employees of its general partner to, if applicable) execute and deliver all documents, and take any other actions which may in the reasonable opinion of Purchaser be necessary or desirable to protect or record the right or title of Purchaser to the IGC Property, or to aid in the prosecution or defense of any rights arising therefrom, all without further consideration.

          (b) Seller agrees to indemnify and hold harmless Purchaser at all times after the Settlement against and with respect to: (i) any breach by Seller of any of its obligations, representations or warranties hereunder, (ii) any cost, expense or damages incurred by Purchaser in connection with perfecting its right and title to the IGC Property,
(iii) any claim asserted by any of the IGC Partnerships against Purchaser for any unsatisfied obligation of Seller to any such IGC Partnership,
(iv) any loss or claim arising from any act or failure to act by Seller in its capacity as general partner of IGC Partnership, (v) any failure to obtain the consents or the approval referred to in Section 6.1 hereof or
(vi) any claim asserted by HUD (defined below), other government agency or any lending institution arising from consummation of the transactions contemplated hereby.


                                ARTICLE VI

                  Covenants and Conditions of Settlement


     The obligations of the Purchaser hereunder shall be subject to the fulfillment of the following conditions, and the Seller agrees to fulfill such conditions:

     6.1 Instruments of Conveyance. Seller shall execute and deliver to the Purchaser appropriate assignments of the IGC Property. Such assignments shall be substantially in form and substance equivalent to the Assignment of Partnership Interest and Amendment to the Agreement of Limited Partnership attached hereto as Exhibit C. The assignments contemplated herein shall be expressly subject, if required, to the approval of the U.S. Department of Housing and Urban Development ("HUD), or other applicable regulatory agency or lending institution (provided, however, that such approval need not be received prior to Settlement hereunder), and shall, as required, require that the assignee thereunder expressly assume any applicable Regulatory Agreement or similar instrument.

Seller shall obtain all such approvals and complete such refinancing by July 31, 1997.

     6.2 Property Information. Promptly upon execution and delivery of this Agreement, Seller shall deliver to Purchaser such information as is required by Purchaser with respect to the IGC Property.

     6.3 Original Documents. At Settlement, Seller shall deliver to Purchaser all original documents pertaining to the IGC Property which it has in its possession.

     6.4 Certification. In the event Seller shall have complied with any of the foregoing provisions relating to furnishing information to Purchaser relating to the IGC Property, a certification by Seller that such documentation is true, correct, and complete as of the date of Settlement shall be deemed to satisfy such requirements.

     6.5 Satisfaction of Liens. Any and all liens, of any type whatsoever, with respect to the IGC Property, or as to which it may be subject, shall have been satisfied or otherwise released of record by Seller, prior to Settlement, or provision satisfactory to Purchaser shall have been made by Seller for its full and complete release.

     6.6 Settlement Representations and Warranties. At Settlement, each of the representations and warranties of the Seller contained in this Agreement is deemed to have been made again on and as at the Settlement and shall be true and correct in all material respects as at the Settlement. Seller shall indemnify and hold harmless Purchaser from and against all loss, damages, costs or expenses (including reasonable attorney's fees) resulting from or in any way related to any breach thereof.

     6.7 Purchaser Consents. To the extent required under the IGC Partnership Agreement, but subject to performance by Seller of its obligations under Section 6.1 hereof, upon Settlement, Purchaser, in its capacity a general partner of the IGC Partnership shall be deemed to have consented to the transfers of the IGC Property.

     6.8 Conversion of General Partnership Interest. IGC agrees, as soon as practicable, to obtain approval of HUD to convert Seller's .1% general partnership interest into a .1% limited partnership interest, and upon such approval Seller's general partnership interest shall be so converted.

                                ARTICLE VII

                                Settlement

     7.1 Settlement. Settlement shall take place in the office of the Purchaser's designated legal counsel at 10:00 a.m. on the day established by this Agreement. Settlement hereunder shall occur no later than June 30, 1997.

                               ARTICLE VIII

                          Default and Termination


     8.1 Purchaser's Default. If the transaction herein contemplated shall not be consummated on the date of Settlement because of the Purchaser's default, then Seller may exercise any and all legal and equitable rights or remedies available to it, including, without limitation, the right to specific performance and/or recovery of damages.

     8.2 Seller's Default. If the transaction herein contemplated shall not be consummated on the date of Settlement because of Seller's default, then Purchaser may exercise any and all legal and equitable rights or remedies available to it, including, without limitation, the right to specific performance and/or recovery of damages.

                                ARTICLE IX

                         Recision and Reformation

     9.1 Reformation in Certain Events. If (i) the approvals referred to in Section 6.1 hereof with respect to any portion of the IGC Property is not obtained, or (ii) in the opinion of counsel to Purchaser, any such approvals that are obtained are insufficient to vest in Purchaser free and clear title to any portion of the IGC Property, or (iii) HUD or any governmental agency or lending institution commences or threatens to commence a legal proceeding arising from the consummation of the transactions contemplated hereby in which HUD or such other agency or institution either asserts rights in any portion of the IGC Property or claims which, in the reasonable opinion of Purchaser, may materially reduce the value of any portion of the IGC Property (any such event being referred to herein as a "Transfer Defect"), then Purchaser, at its option, may rescind to purchase the sale of the IGC Property. Promptly upon receipt of notice of such recision, the Purchase Price shall be returned by the Seller to the Purchaser.

     9.2 Recision. If, as a result of one or more Transfer Defects, Purchaser determines that it is unable to obtain substantially all of the benefits of ownership of the IGC Property or otherwise is deprived of any material inducement to its willingness to enter into and perform this Agreement, Purchaser, by notice to Seller, may rescind the purchase and sale of the IGC Property. In such event the Purchase Price shall be refunded to the Purchaser by the Seller.

     9.3  Procedures.  Upon any recision in accordance with Section 9.1 or
9.2 hereof, Purchaser and Seller shall execute any such documents and take any such action as shall be determined by either to be necessary or desirable to restore the benefits of ownership of the IGC Property to the status quo immediately preceding the Settlement. Seller shall bear all costs and expenses of any such recision.

                                 ARTICLE X

                            General Provisions


     10.1 Modifications and Waivers. No modification, waiver, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

     10.2 Successors and Assigns. All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

     10.3 Governing Law. This Agreement is intended to be performed in the State of Maryland and shall be construed and enforced in accordance with the internal laws thereof.

     10.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by recognized air courier, or if sent by registered or certified mail, return receipt requested, and postage prepaid, to a party at its address set forth above, or at such other address as such party may specify from time to time by written notice to the other party.

     10.5 Exhibits. All exhibits and schedules referred to herein and attached hereto are incorporated by reference into this Agreement.

     10.6 Severability. If any provision of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and any other application thereof shall not in any way be affected or impaired, and such remaining provisions shall continue in full force and effect.

     10.7 Construction. Each party hereto and its counsel has reviewed and revised (or requested revisions of) this Agreement, and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Agreement.

    10.8 Time Periods. Any time period hereunder which expires on, or any date hereunder which occurs on, a Saturday, Sunday or legal United States holiday, shall be deemed to be postponed to the next business day. The first day of any time period hereunder which runs "from" or "after" a given day shall be deemed to occur on the day subsequent to that given day.

    10.9 Captions. The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

    10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    10.11 Remedies Cumulative. Notwithstanding anything else herein to the contrary, the remedies of each party provided for herein shall be cumulative. The existence of any one remedy shall not impair the right of any party to seek and obtain any other remedy available to such party hereunder or otherwise under applicable law or equity.

    10.12 Broker's Fees. Purchaser and Seller each hereby warrant and represent to the each other that they have not dealt with any broker or agent in connection with the transactions contemplated herein. Each party hereto hereby indemnifies and holds harmless the other party from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorney's fees) arising from any inaccuracy or breach of the foregoing warranty and representation.

    10.13 Expenses. Seller shall bear all costs of the transactions contemplated by this Agreement including the cost of the Appraisals, except for the fees and expenses of Purchaser's counsel in negotiating this Agreement, which shall be borne by Purchaser.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   PURCHASER:

ATTEST                             INTERSTATE BUSINESS CORPORATION


/s/ Paula S. Biggs                 By   /s/ James Michael Wilson
_____________________________           ___________________________________
Name Paula S. Biggs                Name James Michael Wilson
     ------------------------           -----------------------------------
Its [Assistant] Secretary          Its  President
                                        -----------------------------------



                                   SELLER:

                                   INTERSTATE GENERAL COMPANY, L.P.

ATTEST                             By:  Interstate General Management
                                        Corporation, general partner


/s/ Paul Resnik                         By   /s/ Edwin L. Kelly
-----------------------------           ----------------------------------
Name Paul Resnik                   Name Edwin L. Kelly
     ------------------------           ----------------------------------
Its [Assistant] Secretary          Its  President
                                        ----------------------------------

                                                            Exhibit A


ROBERT A STANGER & CO., INC.                 1124 Broad Street
FINANCIAL AND MANAGEMENT CONSULTANTS         Shrewsbury, NJ  07702-4314
                                                  (908) 389-3600
                                             Fax: (908) 389-1751
                                                  (908) 544-0779


                                        June 23, 1997


Independent Members of the
   Board of Directors of
Interstate General Company L.P.
222 Smallwood Village Center
St. Charles, Maryland 20602

Gentlemen:

     You have advised us that Interstate Business Corporation ("IBC") intends to enter into a transaction (the "Transaction") with Interstate General Company L.P. ("IGC") whereby IBC will acquire the general partner and limited partner interests (the "Coachmans Interest") in Coachmans, L.P. (the "Partnership") held by IGC, and that the purchase price shall be one dollar. You have further advised us that the assets of Coachmans, L.P. include a 104 unit apartment complex based in St. Charles, Maryland, and other non-real estate assets with an aggregate value of approximately $200,000. Furthermore, you have advised us that the property is subject to:
i) a first mortgage (the "First Mortgage") with a principal balance outstanding as of June 15, 1997 of approximately $5,885,000; ii) a working capital loan (the "Working Capital Loan") due to IBC with an outstanding balance of approximately $1,308,000; and iii) other liabilities of approximately $211,000.

     The independent members of the Board of Directors of IGC (the "Independent Directors") have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to the fairness, from a financial point of view, of the Consideration offered to IGC in the Transaction.

     Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems, and equipment leasing assets.

     In arriving at the opinion set forth below, we have:

     1. Reviewed the financial statements of the Partnership for the year ended December 31, 1996 and for the quarter ended March 31, 1997;

     2. Reviewed the summary appraisal report prepared as of December 31, 1996 by Stanger and including the apartment project known as Coachman's Landing;

     3.   Conducted such other inquiries as we deemed appropriate.

     To evaluate the fairness from a financial point of view of the consideration, we observed that: i) the appraised value of the real estate asset of the Partnership known as Coachman's Landing was $6,560,000 as of December 31, 1996, as determined by Stanger; ii) the value of the non-real estate assets of the Partnership as determined by management of IGC was approximately $200,000; iii) the aggregate liabilities of the Partnership approximates $7,404,000 and include the balance outstanding on the First Mortgage of approximately $5,885,000, the Working Capital Loan of approximately $1,308,000, and other liabilities of approximately $211,000;
iv) the total liabilities of $7,404,000 exceed the value of the underlying assets of approximately $6,760,000 by approximately $644,000; v) the First Mortgage and the Working Capital Loan are senior to, in all respects, distributions to Limited and General Partners of the Partnership; and vi) the Consideration exceeds the amount which would be distributed to IGC as a Limited Partner and General Partner of the Partnership in the context of a liquidation of the Partnership.

     In rendering this opinion, we have not made an independent evaluation or appraisal of the non-real estate assets and liabilities of the Partnership. We have also relied on the assurance of IGC and the Partnership that: the calculations made to determine allocations, within the Partnership, between the General Partners, and Limited Partners are consistent with the Partnership's partnership agreement; that any financial projections of pro forma statements or adjustments provided to us were reasonably prepared or adjusted on bases consistent with actual historical experience or reflected the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Partnership's real estate asset between the date of the appraisal and the date of this Opinion; and that IGC and the Partnership are not aware of any information or facts regarding the Partnership that would cause the information supplied to us to be incomplete or misleading.

     We have not been requested to, and therefore did not: (i) select the method of determining the Consideration offered; (ii) make any recommendation to IGC with respect to whether to accept or reject the Transaction; or (iii) express any opinion as to the business decision to accept or reject the Transaction, alternatives to the Transaction or tax factors resulting from the Transaction. Our opinion is based on business, economic, real estate and securities markets, and other conditions as could be evaluated as of the date of our analysis and addresses the Transaction in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Consideration offered in the Transaction is fair to IGC from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis of summary description. We have advised the Independent Members and IGC that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

                                        Sincerely,



                                        Robert A. Stanger & Co., Inc.
                                        Shrewsbury, New Jersey

                                        June 23, 1997

                                                            Exhibit B





           OWNERSHIP INTEREST IN COACHMAN'S LIMITED PARTNERSHIP



GENERAL PARTNERSHIP INTEREST                           PERCENTAGE
----------------------------                           ----------

Interstate Business Corporation                             1%
Interstate General Company L.P.                             1%

LIMITED PARTNERSHIP INTEREST
----------------------------

Interstate Business Corporation                            49%
Interstate General Company L.P.                            49%

                                                            Exhibit C


                    ASSIGNMENT OF PARTNERSHIP INTEREST
                     AND AMENDMENT TO THE CERTIFICATE OF
                          LIMITED PARTNERSHIP OF
                      COACHMAN'S LIMITED PARTNERSHIP


          This Agreement is made as of the 30th day of June, 1997, by and between Interstate Business Corporation, a Delaware corporation ("IBC") and Interstate General Company L.P., a Delaware Limited Partnership ("IGC").

          WHEREAS, IGC is a 1% general partner and a 49% limited partner in Coachman's Limited Partnership, a Maryland Limited Partnership, (the "Partnership"); and

          WHEREAS, IBC is a 1% general partner and a 49% limited partner in the Partnership; and

          WHEREAS, IGC wishes to assign its 49% limited partnership interest and 90% of its general partnership interest in the Partnership to IBC and to amend the Certificate of Limited Partnership of the Partnership as amended and restated (the "Partnership Certificate") to reflect the assignment of the general and limited partnership interest from IGC to IBC.

                           W I T N E S S E T H :

          In consideration of the mutual promises of the parties hereto and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto intending legally to be bound hereby agree as follows:

          1. Assignment. IGC does hereby sell, transfer, assign, and convey to IBC all of its right, title and interest in and to 90% of its general partnership interest and its full 49% limited partnership interest including but not limited to IGC's interest in the capital or income of the Partnership attributable to the .9% general partnership interest and the 49% limited partnership interest in the Partnership.

          2. Acceptance of Assignment. IBC does hereby accept the assignment as provided for in Section 1 and by this agreement becomes the owner of the additional .9% general partnership interest and the 49% limited partnership interest in the Partnership.

          3. Amendment of Partnership Certificate. The Partnership Certificate is hereby amended to substitute IBC for IGC as the owner of an additional .9% general partnership interest and the 49% limited partnership interest in the Partnership.

          4. Effective Date. This agreement shall be effective as of June 30, 1997. IBC and IGC do hereby agree that as between themselves all rights and obligations created pursuant to this agreement shall be created as of June 30, 1997, notwithstanding the provisions of any other agreements to which such parties may be bound which require that the consent of persons or entities other than IBC and IGC be obtained prior to the transfer of the limited partnership interest in the Partnership. (The parties understand that a transfer of partnership interests may require HUD approval.) In confirmation of this agreement IBC and IGC agree that IBC may sue IGC in law, or in equity, to require IGC to pay over to it any distributions, whether such distributions are in the nature of capital or income, made by the Partnership to IGC in respect of the .9% general partnership interest and the 49% limited partnership interest in the Partnership. All provisions dealing with the rights and obligations by and between IBC and IGC in respect of the .9% general partnership interest and the 49% limited partnership interest in the Partnership shall take effect as of June 30, 1997, notwithstanding the failure of any other parties to approve this agreement prior to such date.

          5.   Representations and Warranties of IGC and IBC.

               (a) IGC represents and warrants that it is a limited partnership in good standing, duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery and performance of this agreement, and that upon execution and delivery of this agreement by IBC and IGC, this agreement will be valid and binding on IGC and enforceable against IGC in accordance with its terms. IGC also represents and warrants that it has made no assignment or attempted assignment of the .9% general partnership interest and the 49% limited partnership interest in the Partnership other than the assignment contemplated by this agreement and that, on June 30, 1997, provided this agreement has been executed by IBC and IGC, good and marketable title to the .9% general partnership interest and the 49% limited partnership interest in the Partnership will be assigned in accordance with the terms of this agreement to IBC.

               (b) IBC represents and warrants that it is a corporation in good standing, duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution and delivery of this agreement, and that upon execution and delivery of this agreement by IBC and IGC, this agreement will be valid and binding on IBC and enforceable against IBC in accordance with its terms.

          6. Governing Law. This agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

          7. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute a single agreement.

          8. Headings. The headings in this agreement are for convenience only and do not constitute a part of the agreement.

          9.   Agreement Entire.   This agreement sets forth all (and it is
intended by the parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the matters contained herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, expressed or implied, among them other than as set forth herein.

          10. Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

          11. Notices. All notices pertaining to the matters covered by this agreement shall be sent by certified or registered mail, with return receipt requested, and first class postage prepaid, (1) if to IGC, to 222 Smallwood Village Center, St. Charles, Maryland 20602, (2) if to IBC, to 222 Smallwood Village Center, St. Charles, Maryland 20602. Notices shall be deemed given on the date they are mailed.

          12. Gender and Number. Use of any gender herein shall be deemed to be or include the other genders and the use of the singular shall be deemed to be or include the plural (and vice versa) where appropriate.

          13. Severability. If any provisions of this agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid and unenforceable, the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and shall be enforced.

          IN WITNESS WHEREOF the parties hereto have signed this agreement under seal as of the 30th day of June, 1997.


                                   MANAGING GENERAL PARTNER:

                                   INTERSTATE GENERAL COMPANY, L.P.

                                   By:  INTERSTATE GENERAL MANAGEMENT
                                        CORPORATION
                                        General Partner
ATTEST:

By:  /s/ Paul Resnik               By:  /s/ Edwin L. Kelly
     -----------------------            ---------------------------
Print Name:  Paul Resnik           Print Name:  Edwin L. Kelly
             ---------------                    -------------------
Title:  Asst. Secretary            Title:  President
        ------------------                 ------------------------

[CORPORATE SEAL]

                                   GENERAL PARTNER:

                                   INTERSTATE BUSINESS CORPORATION
ATTEST:

By:  /s/ Paula S. Biggs            By:  /s/ J. Michael Wilson
     -----------------------            ---------------------------
Print Name:  Paula S. Biggs        Print Name:  J. Michael Wilson
             ---------------                    -------------------
Title:  Asst. Secretary            Title:  President
        ------------------                 ------------------------

[CORPORATE SEAL]

                                   WITHDRAWING LIMITED PARTNER:

                                   INTERSTATE GENERAL COMPANY, L.P.

                                   By:  INTERSTATE GENERAL MANAGEMENT
                                        CORPORATION
                                        General Partner
ATTEST:

By:  /s/ Paul Resnik               By:  /s/ Edwin L. Kelly
     -----------------------            ---------------------------
Print Name:  Paul Resnik           Print Name:  Edwin L. Kelly
             ---------------                    -------------------
Title:  Asst. Secretary            Title:  President
        ------------------                 ------------------------

[CORPORATE SEAL]


                                   LIMITED PARTNER:

                                   INTERSTATE BUSINESS CORPORATION
ATTEST:

By:  /s/ Paula S. Biggs            By:  /s/ J. Michael Wilson
     -----------------------            ---------------------------
Print Name:  Paula S. Biggs        Print Name:  J. Michael Wilson
             ---------------                    -------------------
Title:  Asst. Secretary            Title:  President
        ------------------                 ------------------------

[CORPORATE SEAL]



STATE OF MARYLAND   )
                    )  ss:
COUNTY OF CHARLES   )

     I, Martha Haupt, a Notary Public in and for the jurisdiction aforesaid, hereby certify that Edwin L. Kelly, who is personally well known to me to be the person who executed the foregoing instrument as President of Interstate General Management Corporation, General Partner of Interstate General Company L.P., Managing General Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

     WITNESS my hand and notarial seal this 26th day of June, 1997.


                                        /s/ Martha Haupt
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires:  02-01-01

STATE OF MARYLAND   )
                    )  ss:
COUNTY OF CHARLES   )

     I, Mary Louise Sanders, a Notary Public in and for the jurisdiction aforesaid, hereby certify that James Michael Wilson, who is personally well known to me to be the person who executed the foregoing instrument as President of Interstate Business Corporation, General Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

     WITNESS my hand and notarial seal this 26th day of June, 1997.

                                        /s/ Mary L. Sanders
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires:  01-10-01

STATE OF MARYLAND   )
                    )  ss:
COUNTY OF CHARLES   )

     I, Martha Haupt, a Notary Public in and for the jurisdiction aforesaid, hereby certify that Edwin L. Kelly, who is personally well known to me to be the person who executed the foregoing instrument as President of Interstate General Management Corporation, General Partner of Interstate General Company L.P., Withdrawing Limited Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

     WITNESS my hand and notarial seal this 26th day of June, 1997.

                                        /s/ Martha Haupt
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires:  02-01-01

STATE OF MARYLAND   )
                    )  ss:
COUNTY OF CHARLES   )

     I, Mary Louise Sanders, a Notary Public in and for the jurisdiction aforesaid, hereby certify that James Michael Wilson, who is personally well known to me to be the person who executed the foregoing instrument as President of Interstate Business Corporation, Limited Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

     WITNESS my hand and notarial seal this 26th day of June, 1997.

                                        /s/ Mary L. Sanders
                                        ---------------------------------
                                        Notary Public
                                        My Commission Expires:  01-10-01